MAZARS

Our Ref.: EC/AL/C932/ABA3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors
Chisen Electric Corporation

We hereby consent to your incorporation of our audit report relating to the consolidated financial statements of Chisen Electric Corporation as of and for the years ended March 31, 2010 and 2009, and the reference to us under the caption "Experts" in the Form S-1 of Chisen Electric Corporation dated October 8, 2010.

Certified Public Accountants
Hong Kong

Date: October 8, 2010

MAZARS CPA LIMITED
瑪澤會計師事務所有限公司
42ND FLOOR, CENTRAL PLAZA, 18 HARBOUR ROAD, WANCHAI, HONG KONG
香港灣仔港灣道18號中環廣場42樓
TEL: (852) 2909 5555 · FAX: (852) 2810 0032 · info@mazars.com.hk · www.mazars.com.hk